UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 3, 2024

Voyager Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37625	46-3003182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Hayden Avenue Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 259-5340

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	VYGR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 4, 2024, Voyager Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Guggenheim Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to an underwritten public offering (the “Offering”) of 7,777,778 shares (the “Firm Stock”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and, in lieu of Common Stock to certain investors, pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 3,333,333 shares of Common Stock (the “Warrant Stock”). All of the Firm Stock and the Pre-Funded Warrants are being sold by the Company. The public offering price of the Firm Stock is $9.00 per share, and the public offering price of the Pre-Funded Warrants is $8.999 per share underlying each Pre-Funded Warrant. The Underwriters have agreed to purchase the Firm Stock from the Company pursuant to the Underwriting Agreement at a price of $8.46 and the Pre-Funded Warrants from the Company pursuant to the Underwriting Agreement at a price of $8.459 per share underlying each Pre-Funded Warrant. Under the terms of the Underwriting Agreement, the Company also granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 1,666,665 shares of Common Stock (the “Optional Stock” and, together with the Firm Stock, the “Stock”) at the public offering price less the underwriting discounts and commissions.

The Company estimates that the net proceeds from the Offering will be approximately $93.5 million, or approximately $107.6 million if the Underwriters exercise in full their option to purchase the Optional Stock, in each case, after deducting underwriting discounts and commissions and estimated offering expenses.

The Stock and the Pre-Funded Warrants will be issued pursuant to a prospectus supplement dated January 4, 2024, and an accompanying base prospectus that form a part of the registration statement on Form S-3 that the Company filed with the Securities and Exchange Commission (the “SEC”) on November 8, 2022 (File No. 333-268240), and was declared effective by the SEC on November 15, 2022. The closing of the Offering is expected to take place on or about January 9, 2024, subject to the satisfaction of customary closing conditions.

Each Pre-Funded Warrant will have an exercise price per share of Common Stock equal to $0.001 per share. The exercise price and the number of shares of Common Stock issuable upon exercise of each Pre-Funded Warrant is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock, as well as upon any distribution of assets, including cash, stock or other property, to the Company’s stockholders. Each Pre-Funded Warrant will be exercisable from the date of issuance until exercised in full solely by means of a cashless exercise. Under the Pre-Funded Warrants, the Company may not effect the exercise of any Pre-Funded Warrant, and a holder will not be entitled to exercise any portion of any Pre-Funded Warrant that, upon giving effect to such exercise, would cause: (i) the aggregate number of shares of Common Stock beneficially owned by such holder (together with its affiliates) to exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise; or (ii) the combined voting power of the Company’s securities beneficially owned by such holder (together with its affiliates) to exceed 9.99% of the combined voting power of all of the Company’s securities outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrant, which percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 19.99% upon 61 days’ notice to the Company.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing descriptions of the terms of the Underwriting Agreement and the Pre-Funded Warrants are each qualified in their entirety by reference to the Underwriting Agreement and the Form of Pre-Funded Warrant, respectively, which are attached as Exhibit 1.1 and Exhibit 4.1 hereto and are incorporated by reference herein.

A copy of the legal opinion and consent of Wilmer Cutler Pickering Hale and Dorr LLP relating to the Stock, the Pre-Funded Warrants and the Warrant Stock is attached as Exhibit 5.1 hereto.

Item 8.01. Other Events.

Pricing of Public Offering

The full text of the press release issued on January 4, 2024, announcing the pricing of the Offering is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Closing of Novartis Private Placement

As previously disclosed, in connection with the execution of a license and collaboration agreement (the “Collaboration Agreement”) between the Company and Novartis Pharma AG (“Novartis”), the Company and Novartis also entered into a stock purchase agreement on December 28, 2023 (the “Stock Purchase Agreement”). In accordance with the terms of the Stock Purchase Agreement, on January 3, 2024, the Company issued and sold 2,145,002 shares of the Company’s Common Stock (the “Novartis Shares”) to Novartis in a private placement at a price of $9.324 per share, for an aggregate purchase price of approximately $20.0 million.

Cash Runway

Based upon the Company’s current long range operating plan, the Company estimates that the net proceeds from the Offering, together with the Company’s existing cash and cash equivalents and marketable securities, amounts expected to be received as reimbursement for development costs under its collaborations with Neurocrine Biosciences, Inc. and Novartis, and the $20.0 million the Company received as consideration for the purchase of the Novartis Shares and the $80.0 million upfront payment the Company anticipates receiving from Novartis in connection with the Collaboration Agreement, will enable the Company to fund its operating expenses and capital expenditure requirements into 2027. The Company has based these estimates on assumptions that may prove to be wrong, and the Company could use its available capital resources sooner than it currently expects.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. The use of words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “undoubtedly,” “target,” “project,” “intend,” “future,” “potential,” or “continue,” and other similar expressions are intended to identify forward-looking statements. For example, all statements the Company makes regarding the Company’s expectations and plans regarding the Offering, the Company’s anticipated use of proceeds of the Offering, the anticipated closing date of the Offering, the Company’s anticipated cash runway, and the sufficiency of the Company’s cash resources are forward-looking.

All forward-looking statements are based on estimates and assumptions by the Company’s management that, although the Company believes to be reasonable, are inherently uncertain. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that the Company expected. Such risks and uncertainties include, among others, uncertainties related to market conditions, the satisfaction of customary closing conditions related to the Offering and the need for additional financing.

These statements are also subject to a number of material risks and uncertainties that are described in the Company’s most recent Annual Report on Form 10-K filed with the SEC, as updated by its subsequent filings with the SEC. All information in this Form 8-K is as of the date of this Form 8-K, and any forward-looking statement speaks only as of the date on which it was made. The Company undertakes no obligation to publicly update or revise this information or any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated January 4, 2024, by and among Voyager Therapeutics, Inc. and Citigroup Global Markets Inc. and Guggenheim Securities, LLC, as representatives of the several underwriters named therein.

4.1	Form of Pre-Funded Warrant.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1 above).

99.1	Press Release of Voyager Therapeutics, Inc., dated January 4, 2024.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOYAGER THERAPEUTICS, INC.

Date: January 8, 2024	By:	/s/ Alfred Sandrock, M.D., Ph.D.
Alfred Sandrock, M.D., Ph.D.
Chief Executive Officer, President, and Director
(Principal Executive Officer)